UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2007

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49730 (Commission File No.)	22-3374365 (IRS Employer Identification No.)

150 Pierce Street, Somerset, NJ 08873
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (732) 907-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

࿠	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿠	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On January 25, 2007, DOV Pharmaceutical, Inc. issued a press release announcing that it has entered into a Restructuring Support Agreement with members of an ad hoc committee of the holders of DOV’s 2.50% Convertible Subordinated Debentures due 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.
99.1	Press Release issued by DOV Pharmaceutical, Inc. on January 25, 2007.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. You can also identify forward-looking statements by the following words: may, will, should, expect, intend, plan, anticipate, believe, estimate, predict, potential, continue or the negative of these terms or other comparable terminology. DOV cautions you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by DOV about which DOV cannot be certain or even relatively confident. Actual results or events will surely differ and may differ materially from these forward-looking statements as a result of many factors, some of which DOV may not be able to predict or may not be within DOV’s control. You should refer to the risks discussed under the heading “Cautionary Note” in the press release attached hereto as Exhibit 99.1 and DOV’s other filings with the Securities and Exchange Commission, including those contained in its annual report on Form 10-K filed on March 15, 2006 and its quarterly report on Form 10-Q for the quarter ended September 30, 2006.  All forward-looking statements are qualified by these cautionary statements.  You should not place undue reliance on any forward-looking statements.  DOV does not undertake any obligation and does not intend to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV PHARMACEUTICAL, INC.

Date: January 25, 2007	By:	/s/ Barbara Duncan
Barbara Duncan
President and CFO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by DOV Pharmaceutical, Inc. on January 25, 2007.